EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Invesco CurrencyShares® Chinese Renminbi Trust (the “Trust”) on Form 10-K for the fiscal year ended October 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelli Gallegos, Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: January 11, 2019

/s/ KELLI GALLEGOS
Kelli Gallegos *
Principal Financial and Accounting
Officer – Investment Pools
(Principal Financial Officer and Principal Accounting Officer)

*	The Registrant is a trust and Kelli Gallegos is signing in her capacity as the Principal Financial Officer of Invesco Specialized Products, LLC, the Sponsor of the Registrant.